Exhibit 10.1

                   LEASE AND SERVICES AGREEMENT (UKM-473/2001)

Consummated between the Hungarian Academy of Sciences Csilleberc research park developer KFKI Uzemelteto Kft. (Budapest, XII. Konkoly Thege Miklos u 29-33, Corporate ID#: 01-09-161645, Managing Director: Ferenc Szlavik, Bank account No:
OKHB 1042166 21625048 00000000), from now on the "LEASER" and 10charge Kft (1121 Budapest, Konkoly Thege Miklos ut 29-33 represented by: Jozsef Marinka Toth, Corporate ID#: 01-09-696408 Tax No: 12643819-2-46 Bank account No: K&H 10400126-01208380) furthermore as LESSEE regarding building No 6. of the KFKI the premise as per the following conditions.

                             1. SUBJECT OF CONTRACT

1.1 LESSOR rents rooms and corresponding communal areas listed in Appendix 1 for usage by LESSEE together with services listed in Appendix 2

1.2 LESSOR offers extended services listed in Appendix 3 for extra cost based on actual usage

                      2. RIGHTS AND OBLIGATIONS OF LESSOR

2.1 Obligation of LESSOR is to maintain and service utilities relating to rooms listed in Appendix 1, and to deliver services listed in Appendix 2 and 3

2.2 LESSOR guarantees proper conditions - as set forth in MSZ (Hungarian Standards) - for work, fire, radiation, safety and security issues for the rooms listed in Appendix 1

2.3 LESSOR has the right to check proper usage - primarily relating to fire, radiation and security issues - and enforce reimbursement for damages caused by improper use.

2.4 LESSOR has the right to terminate this contract without reason by giving 12 months notice. In case of lease termination LESSEE has no right for any further property use.

2.5 Outside of the scope of standard termination, LESSOR has the right to prematurely terminate this contract if any of the following conditions exist:

      - LESSEE has not paid his/her invoices regarding rent and services within 30 days of due date.

      - LESSEE is using rooms and territories contra-contract and/or non properly

      - LESSEE breaks rules regarding life, fire, and radiation safety, or conduct acts against private property

      - LESSEE initiates building remodeling works without written consent from LESSOR

Extraordinary termination is immediate. In case of extraordinary termination by LESSOR, LESSEE must give back all rooms and territories to LESSOR in proper condition within 15 days of notice. All unpaid invoices are due on the day of relinquishing property.

LESSOR has mortgage rights on LESSEE's properties up to the amount due by LESSEE.


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                      3. RIGHTS AND OBLIGATIONS OF LESSEEE

3.1 LESSEE shall use properties listed in Appendix 1 properly and as directed and stated in contract, and shall pay rent and utilities as described in Appendix 1 and 3.

3.2 LESSEE's obligation is to keep all regulations regarding work-, fire-, security-, radiation-, and maintenance safety issues and all internal maintenance regulations. LESSEE's obligation is to make sure all employees obey these rules too.

3.3 LESSEE acknowledges that the usage right does not include the right to internally remodel room. These types of work may be done only with the advance written consent of LESSOR, and based on permits received with the permission of LESSOR.

Internal renovation works - at the value agreed upon on permit date - may be deducted from rent in a separate agreement, but the maximum deduction may not be higher than 50% of the rent. Value increasing works do not constitute a right of ownership.

3.4 LESSEE acknowledges, that rooms and territories may not be given to third parties either in full or part time. Any cooperation, entrepreneurial or other contract that requires third parties to spend considerable time (conduct work) on the premises may be signed only with the written consent of the LESSOR. For any contract of this type, LESSEE must ask the permission of LESSOR.

3.5 LESSEE has the right to ask for reimbursement for damages caused by LESSOR's services being not proper quality or not delivered and may terminate the contract immediately if non-delivery of these services is maintained for 30 day after written notice to LESSOR. In case LESSOR is not responsible for service level decrease - due to reasons outside of LESSOR's control - LESSEE may not ask for reimbursement or for damages, nor can it immediately terminate the contract.

3.6. In case a condition arise that preventing normal use by fault of LESSOR, LESSOR must cease the cause in the shortest possible time.

      In case LESSOR does not terminate cause within 15 days of written notice, LESSEE may at its discretion - in case the amount in question is more than 100 000 Forints - request according to point 3.3:

      - Termination of the problem or reimbursement of service at LESSOR's expense

      -     ask for new, temporary premises for immediate use

3.7 LESSEE may terminate the lease of any independently usable room or territory with 2 month written notice, or may terminate this contract with 3 months written notice. LESSEE's payment duties are terminated with the termination of the lease when room(s) are returned in usable condition. In case of late handover LESSEE shall pay 3 times of the normal fee.

                        4. PAYMENT METHOD AND DUE DATES

4.1 Rent for the territories listed in Appendix 1 and services listed in Appendix 2 is 2041 HUF per square meter, excluding VAT, for the year 2001. Revision of the rent is conducted yearly, on the 1st of January, and LESSOR may modify rent fee maximum by the consumer price index published by KSH (Hungarian Statistical Office).


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4.2   LESSEE shall pay (over the amount in point 4.1) at the time of signing, as a one time entrance fee, 408,232 HUF +VAT to the bank account of LESSOR which amount is for the LESSOR, and may not be reimbursed under any circumstances, ad it may not be used to decrease payments.

4.3 LESSOR states that value-adding renovation works conducted by ISSO Kft. with the consent of LESSOR, can be deducted by LESSEE up to the amount of 2,784,000 HUF + VAT. This will be consisting of: LASSOR shall pay from the 1st of May 2001 only 50% of the fee in 4.1 until the above mentioned 2,784,000 HUF + VAT is reached. In case LESSEE reduces rented space, the time is increased proportionally. In case the contract is terminated before the amount is reached LESSEE may not be reimbursed for the remaining amount unless the cause of the termination is the ordinary termination by LESSOR.

4.4 LESSOR invoices LESSEE by the 20th of the each month, payment for which is due in 30 days of issue. First day of rent is May 1st 2001.

4.5 LESSEE shall pay fees for services used and listed in Appendix 3 against an invoice of LESSOR within 30 days of issue. LESSOR will invoice LESSEE only after receiving invoices for the services from any third parties.

4.6 In case of late payment LESSEE shall pay a late payment fee that is twice of the current base rate.

                              5. TERM OF CONTRACT

5.1   This contract is unlimited in time and is effective when signed.

5.2   This contract is valid with Appendixes 1-3

                         6. OTHER TERMS AND CONDITIONS

6.1 LESSEE shall give back any space in the condition received in with changes approved as described in 3.3 and with usage do to natural use. Parties may disregard this rule by mutual agreement.

6.2 Parties state that any information relating to knowledge, business matter, invoices, financial transactions, contracts and agreements are handled as confidential and will not disclose this kind of information to third parties.

6.2   Any matters not described here are ruled by the Hungarian Civil Code.

Budapest, 2001. April 28.
/s/                                               /s/ Jozsef Marinka Toth
-------------------------                         ------------------------------
LESSOR                                            LESSEE
KFKI Uzemelteto Kft                               ISSO R&D Kft
1121 BP Konkoly Thege ut 29-33                    1121 BP Konkoly Thege ut 29-33
P.O. Box H1525 BP                                 T: 392-2772
T: 395-9165                                       Fax: 392-2773
Fax: 395-9299


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Appendix 1

LESSOR rents to LESSEE the following room in Building 6 of the Hungarian Academy of Sciences Csilleberc research park

1.    Room 64 comprising 17.5 square meters

2.    Room 65 comprising 17.5 square meters

3.    Room 66 comprising 30 square meters

4.    Room 67 comprising 15 square meters

LESSEE also has access to communal areas such as rest room facilities and smoking hall located on the same floor of Building 6 as rented room.

Appendix 2

LESSOR offers the following services to LESSEE as part of the rental agreement:

      1.    Availability of electricity in all rooms

      2.    Availability of running water in select rooms

      3.    Lighting in all rooms

      4.    Winter heating in all rooms

      5.    Availability of KFKI campus internal computer network in all rooms

Appendix 3

As added service, LESSOR offers the following services to LESSEE for additional cost:


1. Availability of Internet access for extra charge as billed by third party service provider on a monthly basis.


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